Exhibit 99.1

NEWS RELEASE Contact: Robinson Hicks Phone number: 617-969-9192 Email: globalscape@corporateink.com

GLOBALSCAPE® OFFERS SECURE ANYTIME, ANYWHERE ACCESS TO CORPORATE INFORMATION

Mobile Transfer Client™ Launch Removes the Security and Compliance Risks of Storing Sensitive Data on Mobile Devices

SAN ANTONIO, TEXAS—February 24, 2014 - GlobalSCAPE, Inc. (NYSE MKT: GSB), a developer of secure information exchange solutions, has made its award-winning managed file transfer solution available on mobile devices. Available this March, Globalscape’s new Mobile Transfer Client™ (MTC) will give employees secure anytime, anywhere access to corporate data while giving IT numerous policies or controls for preventing data leakage or unauthorized access.

These controls remove the security and compliance risks of employees storing sensitive corporate data on mobile devices by automatically clearing temporary files after they are viewed within the integrated viewer, and by optionally preventing files from being opened in other apps or shared with other users.

MTC integrates directly with Globalscape’s Enhanced File Transfer™ platform to give IT administrators complete control over the files and information being shared by employees that are working remotely. The solution provides:

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Military-grade mobile data security: MTC keeps files safe and secure while in transit and while at rest. MTC ensures that only authorized personnel can access information, and encrypts files in a storage vault for users that need to work offline.

o	Complete visibility: MTC automatically creates an audit trail for compliance, and gives IT full visibility into who accessed information, and how, where, and when it was shared.

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Centralized policy control: IT teams can create and enforce a number of security policies around mobile information access and sharing , data permanence on the mobile device, and password storage policies

A recent Globalscape survey of more than 500 professionals found that more than 60 percent of employees use unsecured, consumer-grade channels, like personal email, remote devices, and ‘box’ cloud storage providers, to transfer confidential business information. One reason employees rely on these tools, according to the report, is the lack of mobile functionality in their company-offered tools.

“Productivity is more important to most employees than data security and compliance. If organizations fail to give their employees an easy way to access and share files on their mobile devices, they’ll turn to non-sanctioned and unsecured tools,” said James Bindseil, president and CEO of Globalscape. “The onus is on IT departments to provide secure and easy-to-use managed file transfer tools that meet the needs of their employees, regardless of whether they are at work, on the road, or working remotely.”

MTC will be available in March to customers using Enhanced File Transfer version 6.5.16 or later, and is compatible with both Android and iOS devices. For more information, visit www.globalscape.com.

About Globalscape
San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features EFT, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best in class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments and small businesses. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2012 calendar year, filed with the Securities and Exchange Commission on March 28, 2013.